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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2000, relating to the consolidated statements of income and comprehensive income, of shareholders' equity and of cash flows, which appears in DaVita Inc.'s (formerly Total Renal Care Holdings, Inc.) Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 22, 2000, relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
April 17, 2002